Exhibit 99.1

Multi-Color’s President and CEO Sets Retirement Date

BATAVIA, OHIO, May 11, 2010 — Multi-Color Corporation (NASDAQ: LABL) announced today that its President and CEO, Frank Gerace, plans to retire effective June 15, 2010.

Gerace, age 57, has served as President and as a Director since May 1999 and was elected Chief Executive Officer in August 1999. Prior to that time, Mr. Gerace served as the Company’s Vice President of Operations from April 1998 to May 1999.

"I have had the extraordinary privilege to lead this Company for 12 years,” stated Mr. Gerace. “Multi-Color’s success over these years is due to the wonderful associates who have trusted and supported me. I am forever grateful to them and wish them well in the future. I am looking forward to spending time with family and pursuing other personal interests.”

“The Company would like to express its sincere appreciation to Frank for his strong leadership at a critical time in the Company’s history. Under Frank’s leadership, the Company has grown from a domestic Company with sales in 1999 of $50 million to an international Company with sales of approximately $275 million,” stated Multi-Color’s Chairman of the Board, Larry Kellar.

Nigel Vinecombe, Multi-Color’s current Chief Operating Officer, will succeed Mr. Gerace, effective June 16, 2010.

Mr. Vinecombe, 46, became Chief Operating Officer in May 2009 and was President of the International Business Unit, and became a Director of Multi-Color on February 29, 2008, at the time the Company acquired Collotype International Holdings Pty Ltd. From 2000 to February 29, 2008, he served as Group Managing Director of Collotype.

“We are confident that Nigel has the background, knowledge and industry experience to effectively lead the Company into the future,” stated Mr. Kellar.

About Multi-Color (http://www.multicolorcorp.com)

Batavia, Ohio based Multi-Color Corporation, established in 1916, is a leader in global label solutions supporting the world's most prominent brands including leading producers of home and personal care, wine and spirits, food and beverage and specialty consumer products. Multi-Color acquired Collotype International Holdings Pty. Ltd. on February 29, 2008. Collotype was established in 1903 in Adelaide, South Australia and is the world's leading and most awarded pressure sensitive wine & spirits label printer. Multi-Color is the world's largest producer of in-mold labels and one of the largest producers of pressure sensitive and heat transfer labels and a major manufacturer of high-quality wet glue applied labels and shrink sleeves. Multi-Color has 12 manufacturing locations worldwide; 6 in the U.S., 5 in Australia and 1 in South Africa.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; ability to manage foreign operations; the success and financial condition of the Company's significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company's ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; raw material cost pressures; availability of raw materials; ability to pass raw material cost increases to its customers; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; risk associated with significant leverage; increases in general interest rate levels affecting the Company's interest costs; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Dawn H. Bertsche

Senior Vice President – Finance and Chief Financial Officer

Multi-Color Corporation

(513) 345-1108